UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 3, 2015

Date of Report (Date of earliest event reported)
MICROCHIP TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21184	86-0629024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 West Chandler Boulevard
Chandler, Arizona 85224-6199

(Address of principal executive offices)
(480) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on May 7, 2015, Microchip Technology Incorporated ("Microchip"), a Delaware corporation, Micrel, Incorporated, a California corporation ("Micrel"), Mambo Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Microchip ("Merger Sub") and Mambo Acquisition LLC, a California limited liability company and a direct wholly owned subsidiary of Microchip ("Merger Sub 2") entered into an Agreement and Plan of Merger (as amended, supplemented or modified, the "Merger Agreement"). This Current Report on Form 8-K is being filed in connection with the consummation on August 3, 2015, of the transactions contemplated by the Merger Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 3, 2015, Microchip completed the acquisition of Micrel pursuant to the terms of the Merger Agreement. At the Effective Time, as defined in the Merger Agreement, Merger Sub merged with and into Micrel (the "First Step Merger") with Micrel surviving the First Step Merger as a wholly owned subsidiary of Microchip. Following the First Step Merger and on August 3, 2015, Micrel merged with and into Merger Sub 2 with Merger Sub 2 continuing as the surviving entity and direct wholly owned subsidiary of Microchip, with the name "Micrel LLC" (the "Second Step Merger," and collectively with the First Step Merger, the "Mergers").

Pursuant to the Merger Agreement, at the Effective Time, each share of the common stock of Micrel issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive, at the election of the holder and subject to proration as described in the Merger Agreement, either cash consideration with a value equal to $14.00 or stock consideration with a value equal to the number of shares of Microchip common stock equal to $14.00 divided by the average closing sale price for a share of Microchip common stock for the ten most recent trading days ending on the second to last trading day prior to the Closing Date which average price was $42.888 per share.  On a per share basis, the cash consideration is equivalent to $14.00 per share and the stock consideration is equivalent to 0.3264 shares of Microchip common stock. Based on the results of the shareholder elections, Microchip will pay an aggregate of approximately $430 million in cash and issue an aggregate of 8,626,795 shares of its common stock to the Micrel shareholders.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Annex A to Microchip's Amendment No. 3 to Form S-4 filed with the SEC on June 30, 2015 and which is incorporated by reference herein.

On August 3, 2015, Microchip and Micrel issued a joint press release announcing the completion of the Mergers. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release issued by Microchip Technology Incorporated and Micrel, Incorporated dated August 3, 2015.

EXHIBIT INDEX

Exhibit	Description
99.1	Joint Press Release issued by Microchip Technology Incorporated and Micrel, Incorporated, dated August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2015	MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President and Chief Financial Officer